Exhibit 5.1

Tel +1.212.237.0000 Fax +1.212.237.0100

April 10, 2026

Vitesse Energy, Inc.

5619 DTC Parkway, Suite 700

Greenwood Village, Colorado 80111

Ladies and Gentlemen:

We have acted as counsel for Vitesse Energy, Inc., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) filed on or about the date hereof with the U.S. Securities and Exchange Commission in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale, from time to time, by the selling stockholder identified in the Registration Statement (the “Selling Stockholder”) of an aggregate of 1,935,698 shares of common stock of the Company (the “Securities”). We have also participated in the preparation of a prospectus relating to the Securities (the “Prospectus”) which is contained in the Registration Statement to which this opinion is an exhibit.

In connection with the opinions expressed herein, we have examined, among other things, the (i) Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, (ii) the Registration Statement, (iii) the Prospectus, (iv) the Purchase and Sale Agreement, dated as of March 1, 2026, by and between Titan Exploration, LLC, Vitesse Energy, LLC and the Company (the “Titan PSA”), (v) the Registration Rights Agreement, dated as of April 8, 2026, by and among the Company, Titan Exploration, LLC and the subsequent holders from time to time parties thereto, and (vi) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we have relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement and any subsequent amendments (including additional post-effective amendments), will have become effective and comply with all applicable laws; and (v) the Securities will be sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable prospectus supplement to the Prospectus.

Vinson & Elkins LLP Attorneys at Law	The Grace Building, 1114 Avenue of the Americas, 32nd Floor
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April 10, 2026 Page 2

Based upon the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that the Securities proposed to be sold by the Selling Stockholder have been validly issued and are fully paid and nonassessable.

We express no opinions concerning the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinions are limited to the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

The foregoing opinions are limited to the matters expressly stated herein, and no opinion is to be inferred or implied beyond the opinions expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,

/s/ Vinson & Elkins L.L.P.